EXHIBIT 5.1

Partner: Andrew Gaffney
andrew.gaffney@klgates.com
T +61 3 9640 4329
29 December 2025
Our ref: 7393694.00002
The Board of Directors
Innovation Beverage Group Limited
29 Anvil Road
SEVEN HILLS NSW 2147
Australia

Dear Sir / Madam

Re: Australian Legal Opinion concerning Innovation Beverage Group Limited F-3 Prospectus December 2025 (Opinion)

1.	Background

We have acted as Australian legal advisers to Innovation Beverage Group Limited ACN 625 701 420 (Company), a company incorporated under the laws of Australia, for the purpose of reviewing a F-3 Prospectus Registration Statement registered with the U.S. Securities and Exchange Commission dated December 2025 (F-3 Prospectus) pursuant to which the Company is issuing:

(a)	ordinary shares (Ordinary Shares);

(b)	units;

(c)	debt securities; and

(d)	warrants,

collectively, the Securities, in such amounts as will have an aggregate offering price not exceeding US$10,000,000 (before expenses and costs of the issue) (Capital Raising).

In connection with the Capital Raising, we have been asked to provide this Opinion as to the validity of the Ordinary Shares being offered under the F-3 Prospectus.

This Opinion also does not in any way extend to or deal with any other securities other than the Ordinary Shares.

The Company has also retained Sichenzia Ross Ference Carmel LLP to advise on all applicable U.S. legal aspects in relation to the Capital Raising.

2.	Assumptions in providing our opinion

As to various questions of fact relevant to this opinion, we have exclusively relied on and assumed the accuracy of, without independent verification:

●	the F-3 Prospectus;

●	a search of the records available at Australian Securities Investments Commission (“ASIC”) of the Company and each of the following subsidiaries of the Company conducted on 24 December 2025; and

●	a copy of the Company’s Constitution as provided to us by the Company.

For the purpose of this Opinion, we have also assumed, without independent investigation or verification, that:

(a)	all signatures are genuine and all documents, instruments and certificates submitted to us as originals are authentic and conform exactly with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b)	other than the Company, each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations thereunder;

(c)	any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under such applicable laws and that none of the execution, delivery or performance of any document by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(d)	no third party (which for clarity excludes the Company) has contravened or will contravene any provision of the Australian Corporations Act 2001 (Cth) (including Chapter 2E or Chapter 2J or Chapter 6) (Corporations Act) by giving effect to a transaction in connection with the F-3 Prospectus or undertaking or being involved in a transaction related to or connected with the F-3 Prospectus;

(e)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of the Securities;

(f)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of the Securities;

(g)	all information provided to us by or on behalf of officers of the Company was true and correct when provided and remains so at the date of this letter;

(h)	the Company will at all times duly comply with all its obligations under the Corporations Act and otherwise required by law;

(i)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time the Securities are issued or sold; and

(j)	the ASIC records which we have examined are accurate and that the information disclosed by the searches conducted by us is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration or filing against the Company’s records but which did not appear on the public records at the date of our search.

3.	Limitations and qualifications

This Opinion, which is governed by and construed in accordance with the laws of the Commonwealth of Australia that are in effect on the date of this opinion. We have not investigated the laws of any jurisdiction other than the Commonwealth of Australia.

We are qualified to practice law in Victoria, Australia and do not express any opinions in this letter concerning any laws other than the laws of the Commonwealth of Australia to the extent necessary to render the Opinion set out below. We are not opining on, and we assume no responsibility as to the applicability to or effect on any of the matters covered in this letter of the laws of any other jurisdiction.

We express no opinion as to United States tax, duty law or international law and no opinion or representation is given in respect of the application of any foreign laws to the issue of the Securities or the contents or generally the compliance of the F-3 Prospectus with any applicable US laws or any tax laws.

We have assumed that any applicable law (other than the laws of the Commonwealth of Australia) does not affect this opinion.

We express no opinion in respect of the F-3 Prospectus and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the F-3 Prospectus (including without limitation the representations and warranties by the Company contained in the F-3 Prospectus), or ensuring that no material facts have been omitted from any of them. Furthermore, we express no opinion as to whether the F-3 Prospectus contains all the information required in order for the offer, issuance and sale of the Securities not to constitute misleading or deceptive conduct within the meaning of the Corporations Act or any analogous prohibited conduct under any other law.

Our opinion is subject to any laws from time to time in effect relating to bankruptcy, liquidation, receivership, administration, re- organisation, reconstruction, moratoria, court schemes or other similar laws affecting generally the enforcement of creditors’ rights.

We have relied on the assumptions contained in section 129 of the Corporations Act with respect to the Company.

We have not made any investigations or searches other than the searches referred to in section 2 above. The ASIC records searched by us may not be complete or up to date as some documents may not be filed at the relevant offices immediately, some documents may no longer be on file and some might be replaced or might otherwise not appear on file.

4.	Opinion

In our opinion:

●	the Ordinary Shares, including any Ordinary Shares underlying the issue of the Securities, will be legally issued, fully paid and non-assessable securities of the Company (in the Australian sense of no further monies being owed by the purchasers to the Company for the Ordinary Shares) and free of pre-emptive or similar rights; and

●	the issue of the Ordinary Shares, including any Ordinary Shares underlying the issue of the Securities, will not violate the Company’s Constitution or any laws or regulations of the laws of the Commonwealth of Australia and do not require any filings, consents or approvals with any governmental or regulatory authority in the laws of the Commonwealth of Australia that have not been made or obtained or are not in full force and effect.

5.	Applicability

This Opinion is given as at 9 am Melbourne, Australia time on the date of this letter and we undertake no obligation to investigate or review any matters arising after the date of this opinion nor to advise you of any changes or events (including but not limited to any subsequently enacted, published or reported laws, regulations or individual decisions) that may occur or come to our attention after the date of this opinion which may affect our Opinion.

This Opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

This Opinion may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document or relied upon for any purpose other than in connection with the offer, issuance and sale of Securities for the Capital Raising under the F-3 Prospectus without our prior written approval.

Yours faithfully

Andrew Gaffney

Partner

K&L Gates LLP

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